Exhibit 11

                          Alpharma Inc.
            Computation of Earnings per Common Share
                    Primary and Fully Diluted
        (Dollars in thousands, except for per share data)

                                         Three Months Ended
                                            September 30,
                                          1996          1995
Computation for Statement of Income

 Primary earnings per share:

 Net income                            $        29  $     6,169

  Average common shares outstanding     21,726,000   21,640,000

 Additions:
     Dilutive effect of outstanding
      options determined by treasury
      stock method                          45,967      159,315

                                        21,771,967   21,799,315

Earnings per common share - Primary          $0.00        $0.28

Fully diluted earnings per share:

Net income                             $        29  $     6,169

Average common shares outstanding       21,726,000   21,640,000

Additions:
 Dilutive effect of outstanding
   warrants determined by treasury
   stock method                                         213,000
 Dilutive effect of outstanding
   options determined by treasury
   stock method                             45,967      159,315

                                        21,771,967   22,012,315

Earnings per common share - Fully diluted    $0.00        $0.28
                                                       Exhibit 11

                          Alpharma Inc.
            Computation of Earnings per Common Share
                    Primary and Fully Diluted
        (Dollars in thousands, except for per share data)

                                             Nine Months Ended
                                                September 30,
                                             1996        1995
Computation for Statement of Income

  Primary earnings per share:

  Net income                           $       304 $     13,148

  Average common shares outstanding     21,706,000   21,624,000

 Additions:
     Dilutive effect of outstanding
      warrants determined by treasury
      stock method                          28,000
     Dilutive effect of outstanding
      options determined by treasury
      stock method                         117,588      159,315

                                        21,851,588   21,783,315

Earnings per common share - Primary          $0.01        $0.60

Fully diluted earnings per share:

Net income                             $       304  $    13,148

Average common shares outstanding       21,706,000   21,624,000

Additions:
 Dilutive effect of outstanding
   warrants determined by treasury
   stock method                             28,000      213,000
 Dilutive effect of outstanding
   options determined by treasury
   stock method                            117,588      159,315

                                        21,851,588   21,996,315

Earnings per common share - Fully diluted    $0.01        $0.60